Exhibit 32.2

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of SES Solar Inc. (the “Company”) on Form 10-QSB for the nine-month period ended September 30, 2007, as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), I, Sandrine Crisafulli, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date : October 23, 2007	By:	/s/ SANDRINE CRISAFULLI
Sandrine Crisafulli Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to SES Solar Inc. and will be retained by SES Solar Inc. and furnished to the Securities and Exchange Commission or its staff upon request.